UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 9, 2014

____________________________

DIAGNOSTIC IMAGING INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

333-1364363	848 N. Rainbow Blvd. #2494 Las Vegas, Nevada 89107	98-0493698
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(877) 331-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On May 8, 20014, Diagnostic Imaging International Corp’s (the “Company”) wholly-owned subsidiary, Custom Teleradiology Services, Inc. (“CTS”), received notice that one of its major customers is terminating its contract (the “Agreement”) with CTS.  The client is known as contract “A” in the 10K filing.  Pursuant to the terms of the Agreement, such termination is effective 90 days from the date of the notice. This customer accounted for approximately 20% of the Company’s total revenue for the year ended December 31, 2013. As part of the termination notice, CTS has been invited to present at a request for information (RFI) meeting with this customer to try and secure a new contract going forward. There can be no assurance that CTS will be successful in securing a new contract with this customer, or if secured, that the terms of such contract will not be materially different from the terms of the current Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Diagnostic Imaging International Corp.
(Registrant)

Dated: May 9, 2014	By:	/s/ Mitchell Geisler
Name: Mitchell Geisler
Title: CEO

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